Luxfer Holdings PLC Lumns Lane Manchester M27 8LN United Kingdom Mailing Address: 8989 North Port Washington Road Suite 211 Milwaukee, WI 53217 United States Telephone: +1 (414) 269-2419 Email: investor.relations@luxfer.com www.luxfer.com Registration No. 03690830 NYSE: LXFR CERTAIN INFORMATION, INCLUDING EARNINGS PER SHARE (EPS) AND RETURN ON CAPITAL EMPLOYED (RoCE) PERFORMANCE TARGETS WITH RESPECT TO THE ADDITIONAL EQUITY AWARDS SET FORTH IN PARAGRAPH 5, HAS BEEN REDACTED FROM THIS EXHIBIT 10.1 BECAUSE SUCH INFORMATION IS IMMATERIAL, CONFIDENTIAL, AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. May 6, 2022 Dear Andy, As a key executive essential to the Company’s future profitability and growth, Luxfer Holdings PLC (“Luxfer” or the “Company”) is pleased to confirm your appointment as Chief Executive Officer and an Executive Director of Luxfer. As discussed, your employment as Chief Executive Officer will commence on May 6, 2022 (the “Commencement Date”). Although this letter outlines certain compensation and benefit terms related to your new role, the detailed terms and conditions of your employment will be governed by your Contract of Employment dated December 9, 2013 (the “Existing Employment Contract”), as amended and supplemented by a Termination and Change of Control Agreement, to be mutually finalized in due course (the “Termination Agreement”).1 This letter and the Termination Agreement shall each supplement and amend your Existing Employment Contract. It is expected that you and the Company will enter into a new employment contract, which will reflect the terms set forth in this letter and the Termination Agreement and be updated consistent with industry practices for the employment of executives with a U.S. domestic issuer (the “New Employment Contract”). Once finalized, the New Employment Contract will supersede the Existing Employment Contract. Except as set forth herein, this letter does not modify or otherwise operate as a waiver of any term contained in your Existing Employment Contract, and your Existing Employment Contract shall continue in full force and effect until the New Employment Contract is finalized and supersedes the Existing Employment Contract. Effective April 1, 2022, your compensation and benefits will be as follows: 1. Base Salary. Your annual base salary will be $615,000, paid on a semi-monthly basis, less applicable withholdings. 2. Perquisites. Your annual perquisites allowance (flex perks) will be $40,000, paid on a semi- monthly basis, less applicable withholdings. 3. Short-Term Incentive Compensation (Cash Bonus). You will be entitled to participate in, and eligible to receive an annual cash bonus incentive (the “Cash Bonus”) pursuant to, the Luxfer Executive Incentive Compensation Plan, as approved by the Board. Your target annual Cash Bonus opportunity is 100% of your base salary (200% max). For 2022, the performance measures applicable to the Cash Bonus are EBITA and Cash Conversion, weighted equally and measured at 1 Your Existing Employment Contract does not adequately address CEO compensation in the event of a change of control. Provisions related to change of control are common in executive employment contracts and, as per SEC regulations, the Company is required to disclose contractual arrangements with, and payments to, Named Executive Officers in its annual Proxy Statement, specifically those resulting from a change of control or termination of employment. Your Existing Employment Contract will be amended and/or superseded by a New Employment Contract to address compensation in the event of various termination circumstances, in accordance with the Company’s normal practice for the Chief Executive Officer.

2 a corporate (group-wide) level. With respect to the fiscal year ending December 31, 2022, your annual Cash Bonus will be calculated on the total base salary actually paid to you in the fiscal year. Meaning, your Cash Bonus will be calculated using the base salary paid to you as President of Gas Cylinders for January 1 - March 31, 2022 ($372,000 per annum, as pro-rated for said period), plus the base salary paid to you as Chief Executive Officer for April 1 - December 31, 2022 ($615,000 per annum, as pro-rated for said period). 4. Long-Term Incentive Compensation (Equity Awards). You will be entitled to participate in, and eligible to receive equity awards pursuant to, the Company’s Long-Term Umbrella Incentive Plan (“LTIP”). Your target annual LTIP award is 180% of your base salary. Your equity awards will be comprised of the following: 40% time-based restricted stock units and 60% performance share units. For 2022, the Remuneration Committee set the following performance metrics with respect to the performance share units: (i) Earnings Per Share (EPS) Growth, as measured over a 3-year period and (ii) relative Total Shareholder Return (TSR), as measured over a 3-year period. Further details regarding the performance metrics are provided to you in your Total Compensation Letter and the related Award Agreement. With respect to fiscal year ending December 31, 2022, your target annual LTIP award will be calculated using your new base salary of $615,000 per annum. Given the increase in your target annual LTIP award from 70% of your base salary to 180% of your base salary, an additional LTIP award of 48,000 shares will be awarded to you on May 6, 2022, consisting of 19,200 time-based restricted stock units and 28,800 performance share units (at target and subject to the achievement of the performance metrics detailed above). 5. Additional Equity Awards. You will be eligible to receive additional equity awards pursuant to the LTIP upon the attainment of certain EPS figures, as follows: (i) 32,000 restricted stock units will be granted and immediately vest in March 2026 in the event EPS of $[•] is attained in any fiscal year, beginning on the Commencement Date and ending on December 31, 2025; or (ii) 64,000 restricted stock units will be granted and immediately vest in March 2026 in the event EPS of $[•] is attained in any fiscal year, beginning on the Commencement Date and ending on December 31, 2025; or (iii) a pro-rated number of restricted stock units between 32,000 and 64,000 will be granted and immediately vest in March 2026 in the event EPS between $[•] and $[•] is attained in any fiscal year, beginning on the Commencement Date and ending on December 31, 2025. For purposes of these additional equity awards, the EPS shall be the adjusted fully diluted EPS as reported externally. In order for the restricted stock units to vest as described above, the Return on Capital Employed (RoCE) must equal or exceed the [•]% after tax in the calendar year for which the EPS achievement is measured. 6. Benefit Plans. You will be eligible to participate in the benefit plans made generally available by the Company to similarly situated executives (including, but not limited to, the Company’s 401(k) savings plan and any medical, dental, vision, life, disability insurance, or fringe benefit plans). Any benefits to which you may be entitled under any benefit plan shall be governed by the terms and

3 conditions of the applicable benefit plan, and any related plan documents, as in effect from time to time. 7. Paid Vacation. In addition to Company-recognized U.S. holidays, you will be eligible for twenty- five (25) days of paid vacation per calendar year, to be taken and carried over in accordance with the Company’s Vacation/Paid Time Off Policy in effect from time to time. Your total compensation will be reviewed annually by the Remuneration Committee of the Board in December of each year (or such other date as the Board shall determine) in accordance with the requirements of the Directors’ Remuneration Policy. Subject to the provisions of your Existing Employment Contract and/or New Employment Contract as in effect from time to time, your total compensation may be adjusted by the Board in its discretion. Please note that, in accordance with the Directors’ Remuneration Policy, your compensation and benefits, as detailed above, is inclusive of any director’s fees for your service as a director of the Company, including any subsidiary or affiliate of the Company. Should you have any questions, please do not hesitate to contact me. Thank you for your continued service to Luxfer and contributions in 2022, as we continue to drive growth and shareholder value. Kind Regards, Patrick Mullen Board Chair ACKNOWLEDGED AND ACCEPTED: By signing below, I acknowledge receipt of this offer and accept the terms set forth herein.